                           SCHEDULE 14C INFORMATION

            INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Check the appropriate box:
/ / Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
/x/ Definitive Information Statement

                              FUTUREBIOTICS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                         THE MANAGEMENT OF THE COMPANY.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

                              FUTUREBIOTICS, INC.
                               145 RICEFIELD LANE
                           HAUPPAUGE, NEW YORK 11788

                             INFORMATION STATEMENT
                                TO STOCKHOLDERS
                                       OF
                              FUTUREBIOTICS, INC.

                         ------------------------------
                               November 20, 1996
                         ------------------------------

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                         THE MANAGEMENT OF THE COMPANY.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

                              FUTUREBIOTICS, INC.
                               145 RICEFIELD LANE
                           HAUPPAUGE, NEW YORK 11788

                             INFORMATION STATEMENT

     This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the 'Common Stock'), and shares of Preferred Stock, par value $.0001 per share ('Preferred Stock'), of the Company to notify such security holders that on or about October 7, 1996 the Company received written consents in lieu of a meeting of stockholders from holders of 7,000,000 shares of Common Stock and 8,335,000 shares of Preferred Stock representing approximately 70.2% of the total issued and outstanding shares of voting stock
(i) electing five (5) directors to hold office until their successors shall have been elected and qualified, (ii) ratifying the appointment by the Board of Directors of Holtz Rubenstein & Co., LLP to serve as independent certified public accountants for the current fiscal year and (iii) adopting an amendment to the Company's certificate of incorporation (the 'Amendment'), which authorized a one-for-ten reverse stock split of the Common Stock (the 'reverse Stock Split') (collectively the 'Matters'). Certain of the principal stockholders (described on Page 5 under the Section entitled 'Principal Stockholders') of the Company delivered Written Consents in favor of the Amendment. Certain of the principal stockholders are also officers and/or directors of the Company.

     On September 18, 1996, the Board of Directors approved the Matters and recommended that the stockholders of the Company grant their approval thereto. The Board of Directors and Management believe that the Reverse Stock Split is desirable to effectively insure the marketability of the Company's Common Stock.

     This Information Statement describing the Amendment is first being mailed or furnished to stockholders on or about November 25, 1996, and such Amendment shall not become effective until at least 20 days thereafter.

     The stockholders who have consented to adoption of the Amendment have done so for the purpose of effectively insuring the marketability of the Common Stock.

                             ELECTION OF DIRECTORS

GENERAL

     The Board of Directors consisted of five (5) persons as of the fiscal year ended November 30, 1995 ('Fiscal 1995'). The directors are elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. Messrs. Michael B. Krasnoff, Stanley Krasnoff, Alan Novich, Reginald Spinello and Hartley T. Bernstein who are all

members of the existing Board, are the nominees for election to the Board of Directors.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for managing the operations of the Company but are not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial presentations made at Board meetings. The Board of Directors held twelve (12) meetings (or executed consents in lieu thereof) in Fiscal 1995, and all of the directors attended all of the meetings of the Board. The Board of Directors has no standing committees.

     The following table sets forth certain information regarding the director nominees.

NAME                                          AGE   POSITION HELD
-------------------------------------------   ---   -------------------------------------------
Alan Novich................................   50    Chairman of the Board
Reginald Spinello..........................   42    President, Director
Michael Krasnoff...........................   41    Chief Financial Officer, Secretary,
                                                      Treasurer, Director
Stanley Krasnoff...........................   68    Director
Hartley T. Bernstein.......................   45    Director

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

     ALAN M. NOVICH is a practicing attorney. He has been a Director of the Company since its inception. Mr. Novich was Vice President and the counsel for Corporate Finance of Stratton Oakmont, Inc., a broker-dealer in securities from January 1991 through July 1992. From June 1988 through December 1990, and since July 1992, Mr. Novich was engaged in the private practice of law and dentistry. From 1985 to June 1988, Mr. Novich attended law school and was engaged in the private practice of dentistry. Mr. Novich also serves on the Board of Directors of Health Care Imaging Services, Inc. and SMT Health Services, Inc., providers of diagnostic imaging services.

     REGINALD SPINELLO has been the President and a Director of Futurebiotics since its formation. In addition, he is the Executive Vice President of PDK Labs, a position he has held since September 1993. Mr. Spinello joined PDK Labs in September 1991 as Vice President of Operations. Prior to joining PDK, Mr. Spinello was President and Founder of Internal Reinforcements from 1985 to 1991, a specialty distributor and marketer of natural vitamins and supplements. Prior to Internal Reinforcements, Mr. Spinello was Founder and President of Superior Supplements from 1982 to 1985, a manufacturing and private label distributor of dietary supplements for the health food industry. Mr. Spinello graduated from Bryant College with a B.S. Degree in Business Administration. Additionally, he has studied in the field of nutrition and is a non-practicing nutrition consultant.


     MICHAEL KRASNOFF has been a director of the Company since its formation. He has been the President, Chief Executive Officer and Chief Financial Officer of PDK since July 31, 1991, Secretary since April 1, 1990, a director since August 1, 1989, and Chairman of the Board of Directors, since July 31, 1991. Prior to joining PDK in 1988, Mr. Krasnoff was an independent financial and marketing consultant to PDK. From September 1982 to September 1988, Mr. Krasnoff was President and Chairman of the Board of M-D Natural Vitamins, Inc., a company which was engaged in the mail order and retail distribution of natural vitamins and food supplements. Mr. Krasnoff received a B.A. degree from State University of New York at Buffalo and an M.B.A. degree in Accounting and Finance from New York University Graduate School of Business Administration. He is the son of Stanley Krasnoff, who is also a director of the Company and of PDK.

     STANLEY KRASNOFF has been a director of the Company since formation. He has also served as a director of PDK since January 1991. He was a founder and Executive Vice President of Nature's Bounty, Inc. from 1961 through 1982. Since 1982, Mr. Krasnoff has been a private investor. Mr. Krasnoff is a graduate of the New York University School of Business Administration. Mr. Krasnoff is the father of Michael Krasnoff, who is a director of the Company and President, Chief Executive Officer and Secretary of PDK.

     HARTLEY T. BERNSTEIN has been a director of the Company since its formation and is a member of the law firm of Bernstein & Wasserman specializing in corporate and securities law. He was associated with the firm of Parker Chapin Flattau & Klimpl from 1976-1977, served as an Assistant District Attorney for New York County from 1977-1979 and was associated with the law firm of Guggenheimer & Untermyer from 1979-1982. In 1982, Mr. Bernstein formed his own law practice which subsequently merged with his present firm. Mr. Bernstein also serves as a director of PDK and New Day Beverage, Inc. Mr. Bernstein is a member of the adjunct faculty of Yale Law School where he teaches a course in corporate negotiations and has served previously on the adjunct faculties of New York Law School and Mercy College. He has also served as an instructor at the National Institute of Trial Advocacy and a member of the Boards of Arbitration of the National Association of Securities Dealers and the New York Stock Exchange. Mr. Bernstein serves as a commentator on securities law matters on the nationally syndicated Money Radio Network. Mr. Bernstein graduated from Columbia University with a B.A. in 1973 and received his J.D. from New York University School of Law in 1976.

ITEM A. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                    ---------------------------------------
                                     ANNUAL COMPENSATION                AWARDS               PAYOUTS
                             ------------------------------------   ---------------   ---------------------
NAME AND PRINCIPAL                                 OTHER ANNUAL       RESTRICTED      OPTIONS/      LTIP         ALL OTHER
POSITION              YEAR   SALARY($)   BONUS    COMPENSATION($)   STOCK AWARDS($)   SARS(#)    PAYOUTS($)   COMPENSATION($)
-------------------   ----   ---------   ------   ---------------   ---------------   --------   ----------   ---------------
Reginald Spinello,
  CEO..............   1995   $  50,000   $-0-        $-0-               $-0-             -0-        $-0-           $-0-
                      1994      50,000    -0-         -0-                -0-             -0-         -0-            -0-
Alan Novich,
  Chairman.........   1995     175,000    -0-         -0-                -0-             -0-         -0-            -0-
                      1994      18,750    -0-       125,000(1)           -0-           416,675       -0-            -0-

------------------------
(1) Represents issuance of options to acquire 416,675 shares of common stock at $1.50 per share. Options were valued at $125,000.

OPTIONS/SAR GRANTS - INDIVIDUAL GRANTS

                                                       NUMBER OF       % OF TOTAL
                                                       SECURITIES     OPTIONS/SARS
                                                       UNDERLYING      GRANTED TO     EXERCISE OR
                                                      OPTIONS/SARS    EMPLOYEES IN       BASE          EXPIRATION
NAME                                                   GRANTED(#)     FISCAL YEAR     PRICE($/SH)         DATE
---------------------------------------------------   ------------    ------------    -----------    --------------
Alan Novich, Chairman..............................      416,675           100%          $1.50       April 21, 1999

AGGREGATED OPTION/SAR EXERCISES AND FY-END OPTION/SAR VALUES

                                                                                          NUMBER OF
                                                                                         SECURITIES          VALUE OF
                                                                                         UNDERLYING         UNEXERCISED
                                                                                         UNEXERCISED       IN-THE-MONEY
                                                                                       OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                                          FY-END(#)          FY-END(#)
                                               SHARES ACQUIRED                          EXERCISABLE/       EXERCISABLE/
NAME                                           ON EXERCISE(#)     VALUE REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
--------------------------------------------   ---------------    -----------------    ---------------    ---------------
Alan Novich, Chairman.......................         -0-                $ -0-              416,675              -0-

     In March 1994, the Company entered into a five year employment agreement with its chairman of the board providing for annual compensation of $175,000 plus benefits, commencing on the effective date of the initial public offering. Additionally, this individual was granted options to purchase 416,675 shares of the Company's common stock. The options have an exercise price of $1.50 and are exercisable at any time through
April 21, 1999.

EMPLOYMENT AGREEMENTS

     The Company has agreed to pay its President, Reginald Spinello, a salary of $50,000 per year. Mr. Spinello will continue to earn a salary of $150,000 per year from PDK in consideration for his services as Executive Vice President of PDK.

     As of March 21, 1994, the Company entered into an employment agreement with its Chairman of the Board, Alan Novich, pursuant to which Mr. Novich receives an annual salary of $175,000, a monthly automobile allowance, and was granted options to purchase 416,675 shares of the Company's common stock at a price of $1.50 per share.

LEGAL FEES

     For the year ended November 30, 1995, legal fees of approximately $124,000 were incurred for services from the law firm of Bernstein & Wasserman, LLP. Hartley T. Bernstein, a partner in the firm, is a director of the Company.

            RATIFICATION OF SELECTION OF HOLTZ RUBENSTEIN & CO., LLP
                            AS INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Holtz Rubenstein & Co., LLP, independent certified public accountants, to audit the accounts for the Company for Fiscal 1996. The firm of Holtz Rubenstein & Co., LLP has previously audited the Company's financial statements. The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Holtz Rubenstein & Co., LLP to be well qualified for the function of serving as the Company's auditors. The New York Business Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Holtz Rubenstein & Co., LLP with the Company's financial and other affairs due to its previous service as auditors for the Company.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO EFFECT REVERSE STOCK SPLIT

     The Board of Directors believes that it would be in the best interests of both the Company and its stockholders to effect the reverse stock split of one share of newly issued Common Stock ('New Common Stock') for each ten (10) shares of the Company's presently issued and outstanding Common Stock (the 'Reverse Stock Split'). Immediately following the Reverse Stock Split, the Board proposes to provide for payment of cash in lieu of fractional shares of New Common Stock otherwise issuable in connection therewith. This amendment has been adopted by the Board of Directors and consented to by Stockholders representing approximately 70.2% of the total shares of voting stock. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

     The Company is authorized to issue 40,000,000 shares of Common Stock, $.0001 par value, of which 13,500,000 shares are issued and outstanding. As proposed and if effected, the Reverse Stock Split would reduce the number of issued and outstanding shares to approximately 1,350,000. The proposed Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company, except for those stockholders who would receive cash in lieu of fractional shares. Neither the par value of the Common Stock nor any rights presently accruing to holders of Common Stock would be affected by this transaction.

     Reasons for the Proposed Stock Split. The Board of Directors of the Company is of the opinion that the Reverse Stock Split is necessary to effectively insure the marketability of the Company's Common Stock. The Company's Common Stock is traded in the over-the-counter market on the NASD Stock Market ('NASDAQ'). Under the rules of the NASDAQ in order to qualify for continued quotation of securities on NASDAQ, the Company, among other things, must have $2,000,000 in total capital and surplus, and $1,000,000 in market value of public float (the 'Capital/Market Value Requirement') or a minimum bid price of $1.00 per share (the 'Minimum Bid Requirement'). On November 18, 1996 the Company's Common Stock had a closing price of $.156. If the Company is unable to satisfy either the Minimum Bid Requirement or the Capital/Market Requirement, trading, if any, in the Company's securities would be conducted in the over-the-counter market in what are commonly referred to as the 'pink sheets', or the NASD Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotation as to the price of, the securities of the Company. In addition, if the securities are removed from NASDAQ, they could be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities.

     The Board of Directors believes that a Reverse Stock Split will, among other things, enable the Company to meet the Minimum Bid Requirement. Furthermore, a relatively low stock price may affect not only the liquidity of the Company's Common Stock, but also its ability to raise additional capital through the sale of equity securities. Thus, the Company believes that the expected increase in trading price is expected to be attractive to the financial community, the investing public, and to users of the Company's products.

     The Board of Directors is hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the proposed Reverse Stock Split, and the anticipated corresponding increase price per share will stimulate interest in the Company's Common Stock and possibly promote greater liquidity for the Company's Common stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Stock Split is effected.

     Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed Reverse Stock Split of Common Stock is not intended to be an anti-takeover device. The amendment is being sought solely to enhance the image of the Company, its corporate flexibility, and to price the Common Stock in the price range that would meet the Minimum Bid Requirements and be more acceptable to the brokerage community, and to investors generally.

     Exchange of Stock Certificates. If the amendment is approved by the Company's stockholders, and if the Board of Directors still believes at that time that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Company will file its Amended Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after the Special Meeting. The Reverse Stock Split will become effective on the date of such filing (the 'Effective Date') and the stockholders will be notified on or after the Effective Date that the Reverse Stock Split has been affected. The Company's transfer agent will act as its exchange agent (the 'Exchange Agent') to act for holders of Common Stock in implementing the exchange of their certificates.

     As soon as practicable after the Effective Date, stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. One share of New Common Stock will be issued in exchange for each ten (10) presently issued and outstanding shares of Common Stock. Beginning the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of shares of New Common Stock. To the extent a stockholder holds a number of shares not evenly divisible by ten (10), the Company will pay cash for fractional interests as described below.

     Liquidation of Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by ten (10) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the average of the closing bid and ask prices of the Company's Common Stock as reported on NASDAQ on the Effective Date for each such share of Common Stock held prior to the Effective Date.

     The Company will either deposit sufficient cash with the Exchange Agent or set aside sufficient cash for the purchase of the above referenced fractional interests. Stockholders are encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the New Common Stock and to claim the sums, if any, due them for fractional interests, as promptly as possible following the Effective Date.

     The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. No service charge will be payable by stockholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by the Company.

     Federal Income Tax Consequences. The Reverse Stock Split should not result in the recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of New Common Stock will include the stockholders' respective holding periods for the shares of Common Stock exchanged therefore, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefore, reduced by the basis applicable to the receipt of cash in lieu of fractional shares described below.

     A stockholder who receives cash in lieu of fractional shares will be treated as if the Company would issue fractional shares to him and immediately redeem such shares for cash. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his old Common Stock applicable to such fractional shares had they actually been issued. Such gain or loss shall be a capital gain or loss (if such stockholder's Common Stock was held as a capital asset), any such capital gain or loss shall generally be long-term capital gain or loss to the extent such stockholder's holding for his Common Stock exceeds twelve months.

     No Dissenter's Rights. Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split.


     If the amendment is approved, the amended Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware. The affirmative vote of the holders of a majority of the outstanding Common Stock of the Company will be required to approve the amendment to the Certificate of Incorporation.

EXPENSES

     Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

OTHER MATTERS

     The Board of Directors knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

                         OUTSTANDING VOTING SECURITIES

     As of November 20, 1996 (the 'Record Date'), out of the 40,000,000 shares of Common Stock authorized there were 13,500,000 shares of Common Stock issued and outstanding, and out of the 8,335,000 shares of the Preferred Stock authorized there were 8,335,000 designated as shares of Preferred Stock, of which 8,335,000 shares were issued and outstanding.

     Only holders of record of the Common Stock and the Preferred Stock at the close of business on the Record Date were entitled to participate in the Written Consents. Each share of Common Stock was entitled to one vote and each share of Preferred Stock was entitled to one vote.

     The Delaware General Corporation Law ('DGCL') provides in substance that unless the Company's certificate of incorporation provides otherwise, stockholders' may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. Under the applicable provisions of the DGCL, such action is effective when written consents from holders of record of the minimum number of shares of common stock necessary to authorize the action (here a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a class) are executed and delivered to the Company within 60 days of the earliest dated consent delivered in accordance with the DGCL to the Company.

     In accordance with the DGCL, the Company received more than a majority of the shares of Common Stock and Preferred Stock approving the Amendment. As a result, the Company shall take all actions necessary to implement the Amendment.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information, as of November 20, 1996 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's officers and directors; and (iii) the directors and officers of the Company as a group:

                                                 AMOUNT AND NATURE OF       APPROXIMATE
NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     PERCENT OF CLASS
---------------------------------------------    --------------------     ----------------

PDK Labs, Inc.(2) ...........................          7,000,000                51.9%
145 Ricefield Lane
Hauppauge, NY 11788

Alan M. Novich ..............................                  0                   0
Futurebiotics, Inc.
145 Ricefield Lane
Hauppauge, NY 11788

Reginald Spinello ...........................                  0                   0
Futurebiotics, Inc.
145 Ricefield Lane
Hauppauge, NY 11788

Michael Krasnoff(3) .........................                  0                   0
Futurebiotics, Inc.
145 Ricefield Lane
Hauppauge, NY 11788

Stanley Krasnoff ............................                  0                   0
Futurebiotics, Inc.
145 Ricefield Lane
Hauppauge, NY 11788

Hartley T. Bernstein ........................                  0                   0
Bernstein & Wasserman
950 Third Avenue
New York, NY 10022

Directors and Officers as a Group                              0                   0
(5 persons) .................................

------------------
(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (4) to Item 403 of Regulation S-B of the Securities Exchange Act.

(2) Does not include 8,335,000 shares of Preferred Stock held by PDK Labs Inc. Each share of Preferred Stock has one Vote.


(3) Mr. Krasnoff owns 400,000 shares of common stock of PDK and possess voting trust for an additional 755,488 shares of common stock, as to which Mr. Krasnoff disclaims any beneficial ownership. Mr. Krasnoff, therefore, votes 1,155,488 shares of common stock of PDK or 36.2%.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated by reference herein:

        1. Annual Report on Form 10-KSB, filed February 28, 1996.
        2. Quarterly Report on Form 10-QSB, filed July 11, 1996.
        3. Quarterly Report on Form 10-QSB, filed October 11, 1996.

     THIS INFORMATION STATEMENT, INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO THE CORPORATION (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO THE COMPANY AT FUTUREBIOTICS, INC., 145 RICEFIELD LANE, HAUPPAUGE, NY 11788 ATTENTION:
REGINALD SPINELLO, OR BY CALLING THE COMPANY AT (516) 273-2630. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

   IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE
                           AMENDMENT, PLEASE CONTACT:

                               Reginald Spinello
                              Futurebiotics, Inc.
                               145 Ricefield Lane
                           Hauppauge, New York 11788
                                 (516) 273-2630

                                          By order of the Board of Directors
                                          Futurebiotics, Inc.

                                          Michael Krasnoff, Secretary